Exhibit 99.2

Delta to Acquire Trainer Refinery: Addressing Rising Jet Fuel Risk April 30, 2012

2 This presentation contains various projections and other forward - looking statements which represent Delta’s estimates or expectations regarding future events. All forward - looking statements involve a number of assumptions, risks and uncertainties, many of which are beyond Delta’s control, that could cause the actual results to differ materially from the projected results. Factors which could cause such differences include, without limitation, business, economic, competitive, industry, regulatory, market and financial uncertainties and contingencies, as well as the “Risk Factors” discussed in Delta’s SEC filings. Caution should be taken not to place undue reliance on Delta’s forward - looking statements, which represent Delta’s views only as of the date of this presentation, and which Delta has no current intention to update. In this presentation, we will discuss certain non - GAAP financial measures. You can find the reconciliations of those measures to comparable GAAP measures on our website at delta.com. Safe Harbor

3 Delta To Acquire Trainer Refinery To Address Rising Jet Fuel Risk Addresses Increasing Jet Fuel Risk Leverages Expertise of Strategic Partners Delivers Solid Financial Benefits • Jet fuel prices have risen significantly with limited offset from fuel conservation and hedging • Elimination of refining capacity is further pressuring fuel prices • Refinery acquisition reduces exposure to the growing long - term risk around jet fuel pricing and availability • Jet fuel crack spreads cannot be cost - effectively hedged • Long - term agreements with established energy companies – BP and Phillips 66 – throughout the refining and marketing process • Established leadership team in place with an average of 25 years experience in large refinery operations • Former Phillips 66 personnel from Trainer to be offered jobs under tentative agreement reached with United Steel Workers • Expected to generate $300 million in annual fuel cost reduction • Limited capital required to purchase and improve the asset – equivalent to the list price of a single widebody aircraft • Expected to be accretive to earnings and return on capital in 2012 with payback in less than one year Acquisition and strategic partnerships offer unique opportunity to contain growing risk

3.14 3.78 1.22 8.28 8.53 0.41 2009 2011 4 Jet Fuel Costs Have Risen Significantly In Recent Years • In 2011, Delta’s annual fuel expense was $12 billion, a $3.5 billion increase over 2009 • Of Delta’s $12 billion fuel bill for 2011, $2.2 billion was for jet crack spreads • Crack spread unit costs have increased at a far greater pace than crude unit costs and non - fuel unit costs • Crack spreads are now 10% of total unit costs, up from 3% in just two years • Jet fuel crack spreads cannot be hedged cost effectively Fuel unit costs have risen sharply, driving up total cost structure Delta Cost per ASM 73% 10% 1% CAGR Non - fuel costs Crude Crack spread Note: Unit costs exclude special items and mark to market adjustments on fuel hedges

5 Shifting Global Oil Market Demand Adding To Pressure on Jet Fuel • Amid high prices and conservation policies, the demand for gasoline in developed countries is declining • Demand growth in developing nations like India and China is more concentrated in diesel and jet than gasoline With global demand shifting toward jet fuel and diesel… … Jet fuel crack spreads are rising. • So while the demand for gasoline is declining, the demand for jet fuel and diesel equivalents is rising • Gasoline crack spreads and jet/diesel crack spreads are inversely correlated, so this demand shift has driven jet crack spreads to significant premiums while gasoline cracks have declined $(5.00) $- $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 1Q06 1Q07 1Q08 1Q09 1Q10 1Q11 Gasoline Crack Diesel Crack Brent 3/2/1 Crack Historical Crack Spreads Global Fuel Consumption * 13,000 14,000 15,000 16,000 17,000 2005 2006 2007 2008 2009 2010 Gasoline Diesel and Jet Up 2% Down 3% * U.S, European Union and China only

Refinery Closures Further Tightening the Market for Jet Fuel in the Northeast

KEEP CLIMBING DELTA

EIA attributed Northeast price increases and supply constraints to regional refinery closures

- East Coast refineries are primarily weighted toward gasoline production, which has pressured margins
- As a result of shifting market dynamics, over 50% of East Coast refinery capacity has been closed, idled or put up for sale since 2010
  - Additional East Coast supply removed with closing of the HOVENSA refinery in St. Croix
- The EIA attributed reduced access and price surges in the Northeast to refinery closures

Refinery Capacity – East Coast

Refinery	Location	Capacity (bpd)	Status
Phillips 66	Linden, NJ	238,000	Operating
PBF Energy	Delaware City, DE	182,200	Operating
PBF Energy	Paulsboro, NJ	160,000	Operating
United Refining	Warren, PA	65,000	Operating
American Refining	Bradford, PA	10,000	Operating
Sunoco	Philadelphia, PA	335,000	Operating, For Sale
Sunoco	Marcus Hook, PA	178,000	Idled, For Sale
Phillips 66	Trainer, PA	185,000	Idled, For Sale
Western Refining	Yorktown, VA	66,300	Closed
Sunoco	Eagle Pt/Westville, NJ	145,000	Closed
HOVENSA	St. Croix, USVI	350,000	Closed

Source: U.S. Energy Information Administration, Feb. 2012

6

7 Delta To Acquire Trainer Refinery Complex • Trainer is a 185,000 barrel per day (bpd) refinery located in Philadelphia • Refinery will produce 52,000 bpd of jet fuel • Purchase includes all assets required to produce and distribute jet fuel and products from the facility • After receipt of $30 million in government assistance from the Commonwealth of Pennsylvania, Delta’s investment to acquire the refinery will be $150 million • Additional capital investment of $100 million to modify the plant to maximize jet fuel production • Refinery and related agreements expected to provide 80% of Delta’s domestic jet fuel needs (210,000 bpd) • When modified, refinery will produce 52,000 bpd of jet fuel • All other refined products exchanged with BP and Phillips 66 for another 120,000 bpd of jet fuel in other U.S. locations • Expect to close by end of 2Q12 and immediately begin modifications to maximize jet fuel production • Jet fuel production expected to begin in early 3Q

8 Shifting Trainer Output to Maximize Jet Fuel • Monroe will modify Trainer to maximize production of jet fuel • Requires limited capital investment ($100 million) • Modifications focus on shifting existing equipment from gasoline production to jet fuel production • Leadership team has proven track record in refinery restructuring and reconfiguration • Experience includes business turnarounds at Meraux, El Paso and Memphis refineries Modifications more than double refinery’s jet fuel production levels and expected to improve refinery cash flows Jet Fuel $17.10 Diesel $ 16.45 Gasoline $6.73 Other Trainer Output Current crack spread

9 Why Trainer Will Work For Delta Benefit comes from increasing production of highest margin outputs with a natural end user Trainer will be Monroe’s only refinery, not part of a larger system. Because of this, Monroe can focus solely on optimizing Trainer and its contribution to Delta rather than optimizing its contribution to a much larger integrated oil system. Trainer’s output of jet fuel will supply Delta’s Northeast operation, eliminating marketing risk while minimizing transportation costs. Partnerships with BP and Phillips 66 will give Delta access to additional jet fuel in locations of its choosing around the United States. Economics and expected savings assume Monroe will refine Brent crude or equivalents, but the potential for transportation of domestic crude into Trainer could represent future upside. By shifting production to a higher mix of jet fuel and diesel, Monroe’s profitability improves which translates into higher fuel savings for Delta. The team at Monroe has a successful track record of improving refinery operations. Single Focus Improved Production Mitigating Risk Crude Opportunity

10 Partnerships With Leading Energy Companies Further Improve Value Leveraging our partners’ energy sector expertise to supply crude oil and to market all non - jet refined products • 52,000 bpd produced • Used in Delta’s Northeast operations BP sources and delivers crude oil REFINERY JET FUEL GAS/DIESEL REMAINING GAS AND ALL OTHER PRODUCTS • 70,000 bpd produced • Phillips 66 exchanges for 70,000 bpd of jet fuel in other U.S. locations • 50,000 bpd produced • BP exchanges for 50,000 bpd of jet fuel in other U.S. locations

11 Impact of Changing Crack Spreads to Refinery Economics If gasoline crack spreads rise… If gasoline crack spreads fall… If gasoline crack spreads maintain current levels… • Delta benefits from lower jet fuel prices • Delta receives better jet fuel exchanges on Trainer’s gasoline production • Refinery profitability generates fuel savings for Delta • Swap agreements eliminate risk of gasoline marketing • Production shift at Trainer drives improved economics • Expect net fuel savings to Delta of $300 million per year

12 Refinery Generates Significant Financial Benefits For $250 million total investment, Delta expects to achieve $300 million annual cash savings, reduced exposure to fuel volatility and accretion to earnings, free cash flow and returns on invested capital Value of refined products Less: Cost of crude oil inputs Gross refinery profit Less: Refinery operating costs Net refinery profit Accounting for Trainer Crude oil cost Taxes, transport & true refining cost Product markup • Refinery profits will net into fuel expense, reducing product markup and lowering Delta’s fuel expense $2.2B $1.3B $8.5B

-50 0 50 100 150 200 250 300 13 Back testing the refinery model validates annual fuel savings of ~$300 million Historical Analysis Shows Sustainability of Benefits Estimate of historical refinery benefits by quarter Q1 2007 Q1 2008 Q1 2006 Q1 2009 Q1 2011 Q1 2010 Average savings = $550 MM/year Average savings = $350 MM/year

14 Savings Equivalent to Multi Billion Dollar Purchase of New Aircraft Equivalent cost savings would require the purchase of more than 60 new aircraft Two alternatives to reach $300 million annual savings: 60 new generation narrowbody aircraft* $2.5+ billion capital investment Trainer Refinery $250 million capital investment vs. * Inclusive of ownership costs

15 Delta To Acquire Trainer Refinery To Address Rising Jet Fuel Risk Addresses Increasing Jet Fuel Risk Leverages Expertise of Strategic Partners Delivers Solid Financial Benefits • Jet fuel prices have risen significantly with limited offset from fuel conservation and hedging • Elimination of refining capacity is further pressuring fuel prices • Refinery acquisition reduces exposure to the growing long - term risk around jet fuel pricing and availability • Jet fuel crack spreads cannot be cost - effectively hedged • Long - term agreements with established energy companies – BP and Phillips 66 – throughout the refining and marketing process • Established leadership team in place with an average of 25 years experience in large refinery operations • Former Phillips 66 personnel from Trainer to be offered jobs under tentative agreement reached with United Steel Workers • Expected to generate $300 million in annual fuel cost reduction • Limited capital required to purchase and improve the asset – equivalent to the list price of a single widebody aircraft • Expected to be accretive to earnings and return on capital in 2012 with payback in less than one year Acquisition and strategic partnerships offer unique opportunity to contain growing risk

Non-GAAP Financial Measures We sometimes use information that is derived from our Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Certain of this information are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Delta is unable to reconcile certain forward-looking projections to GAAP for future periods, including projected consolidated non-fuel cost per available seat mile (CASM), as the nature or amount of special items cannot be estimated at this time. Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance. Delta adjusts for mark-to-market (MTM) adjustments for fuel hedges recorded in periods other than the settlement period in order to evalutate the company's financial results in the period shown. Delta presents consolidated CASM excluding fuel expense and related taxes because management believes the volatility in fuel prices impacts the comparability of year-over-year financial performance. Consolidated CASM excludes ancillary businesses not associated with the generation of a seat mile. These businesses include aircraft maintenance and staffing services Delta provides to third parties and Delta’s vacation wholesale operations. Delta excludes profit sharing expense from consolidated CASM because management believes the exclusion of this item provides a more meaningful comparison of the company’s results to the airline industry. CASM (Unit Cost) Full Year Full Year 2011 2009 CASM (Unit Cost) 14.12 ¢ 12.32 ¢ Items excluded: Ancillary businesses (0.37) (0.31) MTM adjustments for fuel hedges recorded in periods other than the settlement period (0.01) - Profit sharing (0.11) - (0.10) (0.18) CASM (Unit Cost excluding special items, profit sharing, and ancillary businesses) 13.53 ¢ 11.83 ¢ Aircraft fuel and related taxes (5.00) (3.55) CASM-Ex (Non-Fuel Unit Cost excluding special items, profit sharing, and ancillary businesses) 8.53 ¢ 8.28 ¢ Restructuring and other items